                                                                    EXHIBIT 4.14

                             STOCKHOLDERS AGREEMENT

          STOCKHOLDERS AGREEMENT dated as of May 19, 1998 among P&L Coal Holdings Corporation, a Delaware corporation (the "Company"), Lehman Brothers
                                                   -------
Merchant Banking Partners II L.P., a Delaware limited partnership ("Lehman"),
                                                                    ------
Lehman Brothers Offshore Investment Partners II L.P., a Bermuda exempted limited partnership ("Offshore"), LB I Group Inc., a Delaware corporation ("LB I"),
              --------                                              ----
Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Cap
                                                                             ---
III"), Lehman Brothers Capital Partners IV, L.P., a Delaware limited partnership
---
("Cap IV"), Lehman Brothers MBG Partners 1998 (A) L.P., a Delaware limited
  ------
partnership ("MBG Partners," collectively with Offshore, LB I, Cap III and Cap IV, the "Other Lehman Entities"), and the other signatories hereto
         ---------------------
(collectively, the "Management Investors").  Each of the parties to this
                    --------------------
Agreement (other than the Company) and any other Person (as hereinafter defined) who or which shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a

"Stockholder."
------------

                                   WITNESSETH

          WHEREAS, this Agreement shall become effective (the "Effective Date")
                                                               --------------
on the date of, and simultaneously with, the closing under the Ownership Agreements (as hereinafter defined);

          WHEREAS, as of the Effective Date, the Company will have an authorized capital stock including 30,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 3,000,000 shares of Class B
                     --------------------
Common Stock, par value $.01 per share (the "Class B Common Stock," and
                                             --------------------
collectively with the Class A Common Stock, the "Common Stock").
                                                 ------------

          WHEREAS, the Company, has entered into a Purchase Agreement dated as of March 2, 1998 (the "Purchase Agreement") pursuant to which, among other
                       ------------------
things, the Company purchased certain subsidiaries of The Energy Group PLC and certain related minority interests;

          WHEREAS, in connection with the consummation of the transactions pursuant to the Purchase Agreement, each of Lehman and the Other Lehman Entities has entered into a Subscription Agreement with the Company, dated as of May 18, 1998 (the "Initial Subscription Agreement"), pursuant to which each such
           ------------------------------
Stockholder purchased shares of the Company's capital stock;

          WHEREAS, in connection with the consummation of the transactions pursuant to the Purchase Agreement, Jack Lentz and Alan Washkowitz (on behalf of the Company, Lehman and the Other Lehman Entities) and Irl Engelhardt (on behalf of the Management Investors) agreed to a Management Proposal term sheet, dated as of May 19, 1998, whereby, among other things, the Company agreed to issue, in the aggregate, 742,268 shares of Class B Common Stock (the "Management Stock")
                                                            ----------------
to the Management Investors (equivalent to 3% of the Company's fully-diluted equity);

          WHEREAS, each of the Management Investors has entered into a Common Stock Ownership Agreement with the Company dated as of the date of this Agreement (such Common Stock Ownership Agreements, the "Ownership Agreements")
                                                        --------------------
pursuant to which each such Management Investor has agreed, in accordance with the terms thereof, to acquire shares of Class B Common Stock;

          WHEREAS, as of the Effective Date, the Management Investors will own, in the aggregate, 708,769 shares of Class B Common Stock, with 33,499 shares of the Management Stock remaining as authorized and unissued Class B Common Stock reserved for future issuance from time to time at the discretion of the compensation committee of the Board of Directors of the Company; and

          WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares (as hereinafter defined) and to provide for certain rights and obligations and other agreements in respect of the Shares, all as hereinafter provided.

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          Section 1.1.  Definitions.
          -------------------------

          As used in this Agreement, the following terms have the following meanings:

          "Acquired Shares" shall mean the shares of Common Stock acquired by
           ---------------
the Management Investors pursuant to the Ownership Agreements.

          "Affiliate", as applied to any Person, shall mean any other Person
           ---------
directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          "Buyout Notice" shall have the meaning set forth in Section 2.7.
           -------------

          "Common Stock" shall have the meaning set forth in the recitals.
           ------------

          "Company Notice" shall have the meaning set forth in Section 2.5(b).
           --------------

          "Effective Date" shall have the meaning set forth in the recitals.
           --------------

          "Initial Public Offering" shall mean the initial Public Offering.
           -----------------------

          "LBHI" shall mean Lehman Brothers Holdings Inc.
           ----

          "Offer Price" shall have the meaning set forth in Section 2.5(b).
           -----------

          "Offered Securities" shall have the meaning set forth in Section
           ------------------
2.5(b).

          "Offering Notice" shall have the meaning set forth in Section 2.5(b).
           ---------------

          "Options" shall have the meaning given such term in the Ownership
           -------
Agreements.

          "Option Shares" shall have the meaning given such term in the
           -------------
Ownership Agreements.

          "Ownership Agreements" shall have the meaning set forth in the
           --------------------
recitals.

          "Permitted Transferee" shall mean:
           --------------------

          (i) in the case of Lehman or any Other Lehman Entity and Permitted Transferees of Lehman and the Other Lehman Entities, (A) LBHI or Lehman, as the case may be, or any controlled Affiliate (other than an individual) of LBHI, (B) any general or limited partner, director, officer or employee of Lehman, LBHI or any controlled Affiliate (other than an individual) of LBHI, (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause
     (B), (D) any trust, the beneficiaries of which include only (1) Lehman, (2) Permitted Transferees referred to in clauses (A), (B) and (C) and (3) spouses and lineal descendants of Permitted Transferees referred to in clause (B) and (E) a corporation or partnership, a majority of the equity of which is owned and controlled by Lehman and/or Permitted Transferees referred to in clauses (A), (B), (C) and (D); and

          (ii) in the case of each Management Investor and Permitted Transferees of such Management Investor, his or her spouse, the beneficiaries of his or her estate or any of his or her lineal descendants or legatees or a testamentary trust for such legatees, or a trust or individual retirement account, the beneficiaries of which or a corporation or partnership the stockholders or partners of which include only such Stockholder, his or her spouse and his or her lineal descendants or a corporation or partnership wholly owned by them;

     provided, that any such Permitted Transferee referred to in clauses (i)-
     --------
     (ii) agrees in writing to be bound by the terms of this Agreement in accordance with Section 2.2.

          "Person" shall mean an individual, partnership, corporation, business
           ------
trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

          "Proposed Transferee" shall have the meaning set forth in Section 2.6.
           -------------------

          "Public Offering" shall mean the sale of shares of any class of the
           ---------------
Company's stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act which results in an active trading market of the lesser of 25% of the outstanding shares of the Common Stock and a $250 million float in the marketplace. There shall be deemed to be an "active trading market" if the Common Stock is listed or quoted on a national exchange or the NASDAQ National Market.

          "Sale Notice" shall have the meaning set forth in Section 2.5(b).
           -----------

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Selling Stockholder" shall have the meaning set forth in Section
           -------------------
2.5(b).

          "Shares" shall mean, with respect to any Stockholder, Acquired Shares,
           ------
Option Shares and all other shares of Common Stock, whether now owned or hereafter acquired (including upon exercise of options, preemptive rights or otherwise), held by such Stockholder.

          "Stockholder" shall have the meaning set forth in the preamble of this
           -----------
Agreement.

          "Third Party" shall mean any prospective Transferee of Shares (other
           -----------
than the Company) that is not a Permitted Transferee of the Stockholder proposing the Transfer of such Shares to such prospective Transferee.

          "Transfer" shall have the meaning set forth in Section 2.1.
           --------

          "Transfer Closing Date" shall have the meaning set forth in Section
           ---------------------
3.1.

          "Transferee" shall mean any Person who or which acquires Shares
           ----------
originally held by a Stockholder.


                                  ARTICLE II
                           RESTRICTIONS ON TRANSFERS
                           -------------------------

          Section 2.1.  Transfers in Accordance with this Agreement.
          ---------------------------------------------------------

          No Stockholder shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of all or any portion of any Shares or any economic interest therein (including without limitation by means of any participation or swap transaction) (each of which, and the events referred to in the last sentence of this Section 2.1, being a "Transfer") to any
                                                               --------
Person, except in compliance with the Securities Act, applicable state and foreign securities laws and this Agreement. Any attempt to Transfer any Shares in violation of the terms of this Agreement shall be null and void, and neither the Company, nor any transfer agent shall register upon its books any Transfer of Shares by a Stockholder to any Person except a Transfer in accordance with this Agreement. In addition to the foregoing definition, a Transfer shall be deemed to include any direct or indirect transfer of any shares of capital stock of, or other economic interest in, a Stockholder or an Affiliate of a Stockholder if all or substantially all of the assets of such Person consist, directly or indirectly, of Shares.

          Section 2.2.  Agreement to be Bound.
          -----------------------------------

          No Transfer of Shares (other than Transfers (i) in the Initial Public Offering, if any, (ii) to the Company or (iii) by Lehman or any of the Other Lehman Entities to any Person who or which is not a Permitted Transferee) shall be effective unless (i) the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 2.3 and (ii) the Transferee, if not already a party hereto, shall have executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments substantially in the form of Exhibit A or otherwise reasonably satisfactory to such parties confirming that the Transferee agrees to be bound by the terms of this Agreement with respect to the Shares so Transferred to the same extent applicable to the Transferor thereof.

          Section 2.3.  Legend.
          --------------------

          A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each Stockholder hereby agrees that each certificate representing Shares issued to any Stockholder, or any certificate issued in exchange for any similarly legended certificate, shall bear a legend reading substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT AND THE COMMON STOCK OWNERSHIP AGREEMENT, EACH DATED AS OF MAY 19, 1998, COPIES OF WHICH MAY BE OBTAINED FROM P&L COAL HOLDINGS CORPORATION (THE "COMPANY"). NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

          Section 2.4.  Transfers to Permitted Transferees and the Company
          ----------------------------------------------------------------

               (a) None of the restrictions contained in this Agreement with respect to Transfers of Shares shall apply to any Transfer of Shares by any Stockholder (i) to a Permitted Transferee of such Stockholder (other than Sections 2.1, 2.2, 2.3 and 2.4(b)) or (ii) to the Company (or its designee).

               (b) Each Permitted Transferee of any Management Investor shall, and such Management Investor shall cause such Permitted Transferee to, transfer back to such Management Investor any Shares it owns prior to such Permitted Transferee ceasing to be a Permitted Transferee of such Management Investor.

          Section 2.5.  No Transfer Periods; Right of First Offer; Lock-Up.
          -----------------------------------------------------------------

               (a) The Management Investors may not Transfer Acquired Shares prior to the earlier of (i) the Initial Public Offering and (ii) the fifth anniversary of the Effective Date, except for Transfers referred to in Sections 2.4, 2.6 and 2.7 (the "Acquired Shares No Transfer Period"). The Management
                       ----------------------------------
Investors may not Transfer Option Shares prior to the earlier of (i) the second anniversary of the Initial Public Offering and (ii) the fifth anniversary of the Effective Date, except for Transfers referred to in Sections 2.4, 2.6 and 2.7 (the "Option Shares No Transfer Period" and, together with the Acquired Shares
      --------------------------------
No Transfer Period, the "No Transfer Period"). From and after the expiration of
                         ------------------
the No Transfer Period, with the exception of

Transfers in accordance with Section 2.4, prior to a Public Offering, each Management Investor may Transfer Shares but only following compliance and in accordance with the provisions, as applicable, of this Section 2.5 and Sections
2.6 and 2.7.

               (b) If any Management Investor (each a "Selling Stockholder")
                                                       -------------------
wishes to Transfer any Shares to any Person after the expiration of the No Transfer Period and prior to a Public Offering (in each case, other than to a Permitted Transferee and other than pursuant to Section 2.6 or 2.7), such Selling Stockholder shall, at least 60 days prior to making any such Transfer, offer to sell such Shares to the Company and Lehman by sending written notice (the "Offering Notice") to the Company and Lehman, which shall state (i) the
      ---------------
number of Shares proposed to be Transferred (the "Offered Securities"), (ii) the
                                                  ------------------
proposed purchase price per Share which the Selling Stockholder is willing to accept (the "Offer Price"), and (iii) to the extent known, the other terms and
             -----------
conditions of such Transfer, including the identity of any proposed transferee. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived in writing by the Company and Lehman or shall have otherwise expired in accordance with the terms hereof. For a period of 30 days after receipt of the Offering Notice, the Company shall have the option to purchase all or any portion of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice by delivering written notice to the Selling Stockholder of the exercise of such option prior to the expiration of such 30-day period. If the Company has not elected to purchase all of the Offered Securities, it shall deliver written notice to Lehman within 30 days after receipt by the Company of the Offering Notice stating the portion of the Offered Securities that it has not elected to purchase (the "Company
                                                                 -------
Notice"). For a period of 30 days after receiving the Company Notice, Lehman
------
shall have the option to purchase all or any portion of the remaining Offered Securities by delivering written notice to the Selling Stockholder of the exercise of such option prior to the expiration of such 30-day period; provided
                                                                       --------
that Lehman may assign its right to purchase any portion of the Offered Securities to its Affiliates, the Company and/or the Subsidiaries and Affiliates of the Company. If Lehman fails to elect to exercise such option for any portion of the remaining Offered Securities within 30 days after its receipt of the Company Notice, the Selling Stockholder may Transfer the remaining Offered Securities on terms that are no more favorable, including with respect to the Offer Price, to the Transferee(s) thereof than those specified in the Offering Notice; provided that the restrictions contained in this Section shall continue
        --------
to be applicable to the Offered Securities Transferred after any such Transfer and the Transferees must agree in writing to be bound by the provisions of this Agreement prior to any such Transfer and provided further that any such Transfer
                                         -------- -------
by the Selling Stockholder to a Transferee must be consummated during the 60-day period immediately subsequent to the expiration of the 30-day period after Lehman receives the Company Notice. If such Transfer is not consummated within such 60-day period for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company and Lehman in accordance with this Section 2.5(b).

               (c) Notwithstanding anything to the contrary herein, the Management Investors may not Transfer Shares, including a Transfer pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during (i) the 90-day period beginning on the date of any Public Offering and (ii) the 180-day period beginning on the consummation of the Initial Public Offering.

          Section 2.6.  Tag-Along Right
          -----------------------------

               (a) If at any time following the Transfer by Lehman and the Other Lehman Entities of an aggregate of 7,000,000 Shares (appropriately adjusted for any stock splits, combinations or other similar events following the date hereof) and prior to the consummation of an Initial Public Offering, Lehman and/or any Other Lehman Entity (and/or their Permitted Transferees) proposes to Transfer Shares to any Person (other than a Permitted Transferee) (each, a "Proposed Transferee") in any transaction or series of related transactions
 -------------------
(other than a Public Offering), then Lehman or the Other Lehman Entity proposing to make such Transfer shall send written notice to each Management Investor which shall state (i) that such Person desires to make such a Transfer, (ii) the identity of the Proposed Transferee and the number of Shares proposed to be sold or otherwise transferred, (iii) the proposed purchase price per Share to be paid and the other terms and conditions of such Transfer and (iv) the projected closing date of such Transfer, which in no event shall be prior to 15 days after the giving of such written notice to each Management Investor.

               (b) For a period of 15 days after the giving of the notice pursuant to clause (a) above, each Management Investor shall have the right to sell to the Proposed Transferees in such Transfer at the same price and upon the same terms and conditions as Lehman or the Other Lehman Entity proposing to make such Transfer that percentage of the total number of Shares held by such Management Investor equal to the percentage of the total number of Shares then held in the aggregate by Lehman, the Other Lehman Entities and their Permitted Transferees which are proposed to be Transferred to such Proposed Transferee.

               (c) The rights of each Management Investor under Section 2.6(b) shall be exercisable by delivering written notice thereof, prior to the expiration of the 15-day period referred to in clause (b) above, to Lehman or the Other Lehman Entity proposing to make such Transfer with a copy to the Company. The failure of any Management Investor to respond within such period in accordance with the terms hereof shall be deemed to be a waiver of rights by such Management Investor under this Section 2.6.

               (d) In the event that any Management Investor exercises rights under Section 2.6(b) and following such exercise there is a change in the price or terms of the proposed transaction with the Proposed Transferee, then Lehman or the Other Lehman Entity proposing to make such Transfer shall promptly notify such Management Investor of the revised price or terms and such Management Investor shall have the right to exercise its rights under Section 2.6(b) by notice to Lehman or the Other Lehman Entity proposing to make such Transfer within five business days of receipt of the notice from Lehman or the Other Lehman Entity proposing to make such Transfer. The failure of such Management Investor to respond within such five-day period shall be deemed to be a waiver of his rights under this Section 2.6.

               (e) Each Management Investor who or which exercises rights under
Section 2.6(b) shall be required to sell at the same price and upon the same terms and conditions as Lehman or the Other Lehman Entities proposing to make such Transfer, including making representations and warranties (which may include representations and warranties regarding the Company) and providing indemnifications on a proportionate basis, based on the relative number of Shares to be Transferred by such Management Investor in comparison to the total number of Shares to be Transferred; provided that in no event shall any Management Investor be required to make any representations or provide any indemnities with respect to matters relating solely to Lehman and the Other Lehman Entities (and/or its Permitted Transferees), such as representations as to title to Shares to be transferred by Lehman and the Other Lehman Entities or their Permitted Transferees.

               (f) For purposes of determining the number of Shares a Management Investor may Transfer pursuant to this Section 2.6, such Management Investor shall be deemed to hold the shares of Common Stock issuable upon exercise of any outstanding options to purchase Common Stock he holds so long as (i) such options have vested and (ii) the exercise price of such options is below the proposed price to be paid by the Proposed Transferee in the Transfer to which such determination relates.

          Section 2.7.  Bring-Along Right.
          -------------------------------

          If at any time prior to the consummation of an Initial Public Offering, Lehman and/or an Other Lehman Entity (and/or their Permitted Transferees) proposes to sell Shares to a Third Party other than an Affiliate in any bona fide arm's-length transaction or series of related transactions (other than a Public Offering), then Lehman shall have the right to deliver a written notice (a "Buyout Notice") to each Management Investor which shall state (i)
           -------------
that Lehman or the Other Lehman Entity proposing to make such Transfer proposes to effect such transaction, (ii) the identity of the Third Party, the number of Shares to be sold and the proposed purchase price per Share to be paid and any other terms and conditions, and (iii) the projected closing date of such sale. Each such Management Investor agrees that, upon receipt of a Buyout Notice, each such Management Investor (and his Permitted Transferees) shall be obligated to sell in such transaction that percentage of the total number of Shares held by such Management Investor (and his Permitted Transferees) (determined on the basis set forth in Section 2.6(f)) equal to the percentage of the total number of Shares then held in the aggregate by Lehman, the Other Lehman Entities and their Permitted Transferees to be sold in such transaction upon the terms and conditions of such transaction (and otherwise take all necessary action to cause consummation of the proposed transaction, including making representations and warranties (e.g., as to title and absence of liens) and providing related
            ----
indemnifications relating to the Shares owned by such Management Investor (and his Permitted Transferees); provided, however, that such Management Investor
                            --------  -------
shall only be obligated as provided above in this Section 2.7 if each such Management Investor receives the same per Share consideration as Lehman and the Other Lehman Entities (and/or their Permitted Transferees).

          Section 2.8.  Registration Rights.
          ------------- -------------------

               (a) The Company hereby grants to the Management Investors the registration and other rights set forth in Exhibit B.

               (b) Following an Initial Public Offering, the Company agrees to register on Form S-8 (or any replacement form, if such form is not then available) all Shares and Options issued to the Management Investors.

                                  ARTICLE III
                                    CLOSING
                                    -------

          Section 3.1.  Closing.
          ---------------------

          Any Stockholders acquiring or Transferring any Shares pursuant to
Section 2.5 shall mutually determine a closing date (the "Transfer Closing
                                                          ----------------
Date") which, subject to any applicable regulatory waiting periods, shall not be more than 60 days after the last notice is given with respect to such Transfer pursuant to Section 2.5 or after the expiration of the last notice period pursuant to Section 2.5 applicable to such Transfer. The closing shall be held at 10:00 a.m., local time, on the Transfer Closing Date at the principal office of the Company, or at such other time and/or place as the parties may mutually agree.

          Section 3.2.  Deliveries at Closing; Method of Payment of Purchase
          ------------------------------------------------------------------
Price.
-----

          On the Transfer Closing Date, each selling Stockholder shall deliver
(i) certificates representing the Shares being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority and legal opinions, as the Transferees may reasonably request. The purchase price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m. on the Transfer Closing Date.


                                  ARTICLE IV
                                 MISCELLANEOUS
                                 -------------

          Section 4.1.  No Inconsistent Agreements.
          ----------------------------------------

          The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholders in this Agreement.

          Section 4.2.  Recapitalization, Exchanges, etc.
          ----------------------------------------------

          In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the term "Shares," as used
                                                         ------
herein, shall be deemed to include shares of such capital stock or other securities, as appropriate.

          Section 4.3.  Successors and Assigns.
          ------------------------------------

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

          Section 4.4.  No Waivers, Amendments.
          ------------------------------------

               (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) No amendment, modification or supplement to this Agreement shall be enforced against any holder unless such amendment, modification or supplement is signed by (i) where such holder is Lehman or an Other Lehman Entity or one of their Permitted Transferees, a majority of the Shares held by Lehman, the Other Lehman Entities and their Permitted Transferees and (ii) where such holder is a Management Investor or one of his Permitted Transferees, a majority of the Shares held by such Management Investor and his Permitted Transferees.

               (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

          Section 4.5.  Notices.
          ---------------------

          All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address, telex or telecopier number set forth below, or such other address, telex or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answerback is received or,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this
Section 4.5.

               (a) Notices to the Company shall be sent to the Company at each of the following addresses (or at such other address or addresses as the Company shall have specified in writing to each of the other Stockholders):

               c/o Lehman Brothers Merchant Banking Group
               3 World Financial Center
               200 Vesey Street
               New York, New York 10285
               Attn:  Henry E. Lentz

               Peabody Holding Company, Inc.
               701 Market Street
               Suite 700
               St. Louis, Missouri  63101-1826
               Attn:  Jeffery L. Klinger, Vice-President -- Legal Services

               With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn: William E. Curbow, Esq.;

               (b) notices to Lehman or the Other Lehman Entities shall be addressed to the applicable Stockholder at the following address (or at such other address as Lehman or the Other Lehman Entities shall have specified in writing to each of the other Stockholders):

               c/o Lehman Brothers Merchant Banking Group
               3 World Financial Center
               200 Vesey Street
               New York, New York 10285

               Attn:  Henry E. Lentz
               With a copy to:
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn: William E. Curbow, Esq.; and

               (c) notices to a Management Investor shall be at such address as the applicable Management Investor shall have specified in writing to each of the other Stockholders.

          Section 4.6.  Inspection.
          ------------------------

          So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by a Stockholder at the principal offices of the Company.

          Section 4.7.   GOVERNING LAW.
          ----------------------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 4.8.  Section Headings.
          ------------------------------

          The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 4.9.   Entire Agreement.
          -------------------------------

          This Agreement, together with the Ownership Agreements, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          Section 4.10.  Severability.
          ---------------------------

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 4.11.  Other Agreements.
          -------------------------------

          Nothing contained herein shall limit the ability of the Company or Lehman or the Other Lehman Entities from time to time to enter into separate agreements or arrangements relating to the Shares held by any stockholder of the Company other than the Management Investors (including Lehman and the Other Lehman Entities).

          Section 4.12.  Counterparts.
          ---------------------------

          This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                    P&L COAL HOLDINGS CORPORATION



                                    By:  _______________________________________
                                         Name:
                                         Title:

                                    LEHMAN BROTHERS MERCHANT BANKING PARTNERS II
                                    L.P.

                                    By:  Lehman Brothers Merchant Banking
                                         Partners II Inc., its general partner



                                    By:  _______________________________________
                                         Name:
                                         Title:

                                    LEHMAN BROTHERS OFFSHORE INVESTMENT PARTNERS
                                    II L.P.

                                    By:  Lehman Brothers Merchant Banking
                                         Partners II Inc., its general partner


                                    By:  _______________________________________
                                         Name:
                                         Title:

                                    LB I GROUP INC.


                                    By:  _______________________________________
                                         Name:
                                         Title:

                                    LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                                    By:  Lehman Brothers Holdings Inc., its
                                         general partner


                                    By:  _______________________________________
                                         Name:
                                         Title:

                                    LEHMAN BROTHERS CAPITAL PARTNERS IV, L.P.

                                    By:  LB I Group Inc., its general partner



                                    By:  _______________________________________
                                         Name:
                                         Title:

                                    LEHMAN BROTHERS MBG PARTNERS 1998 (A) L.P.

                                    By:  LB I Group Inc., its general partner


                                    By:  _______________________________________
                                         Name:
                                         Title:



                                    /s/ Terry L. Bethel
                                    -----------------------------------
                                    Terry L. Bethel

                                    /s/ William E. Broshears
                                    -----------------------------------
                                    William E. Broshears



                                    /s/ W. Howard Carson, Jr.
                                    -----------------------------------
                                    W. Howard Carson, Jr.



                                    /s/ Irl F. Engelhardt
                                    -----------------------------------
                                    Irl F. Engelhardt



                                    /s/  Christopher G. Farrand
                                    -----------------------------------
                                    Christopher G. Farrand



                                    /s/ Larry H. Fox
                                    -----------------------------------
                                    Larry H. Fox



                                    /s/ George J. Holway
                                    -----------------------------------
                                    George J. Holway



                                    /s/ Robert D. Humphris
                                    -----------------------------------
                                    Robert D. Humphris



                                    /s/ Jeffrey L. Klinger
                                    -----------------------------------
                                    Jeffrey L. Klinger

                                    /s/ Mark Maisto
                                    -----------------------------------
                                    Mark Maisto



                                    /s/ Richard A. Navarre
                                    -----------------------------------
                                    Richard A. Navarre



                                    /s/ Sharon K. Schergen
                                    -----------------------------------
                                    Sharon K. Schergen



                                    /s/ Roger B. Walcott, Jr.
                                    -----------------------------------
                                    Roger B. Walcott, Jr.



                                    /s/ Richard M. Whiting
                                    -----------------------------------
                                    Richard M. Whiting



                                    /s/ James A. Beck, Jr.
                                    -----------------------------------
                                    James A. Beck, Jr.



                                    /s/ James C. Campbell, Jr.
                                    -----------------------------------
                                    James C. Campbell, Jr.

                                    /s/  Matthew A. Haaga
                                    -----------------------------------
                                    Matthew A. Haaga



                                    /s/  David C. Hegger
                                    -----------------------------------
                                    David C. Hegger



                                    /s/ Jack L. Lautenschlager
                                    -----------------------------------
                                    Jack L. Lautenschlager



                                    /s/ Vaughn E. Mavers
                                    -----------------------------------
                                    Vaughn E. Mavers



                                    /s/ Jiri Nemec
                                    -----------------------------------
                                    Jiri Nemec



                                    /s/ Steven F. Schaab
                                    -----------------------------------
                                    Steven F. Schaab



                                    /s/ Dianna K. Tickner
                                    -----------------------------------
                                    Dianna K. Tickner

                                    /s/ Paul H. Vining
                                    -----------------------------------
                                    Paul H. Vining



                                    /s/ Douglas A. Wagner
                                    -----------------------------------
                                    Douglas A. Wagner



                                    /s/ Gregg P. Wickstra
                                    -----------------------------------
                                    Gregg P. Wickstra



                                    /s/ Richard D. Robison
                                    -----------------------------------
                                    Richard D. Robison



                                    /s/ Paul D. Jacob
                                    -----------------------------------
                                    Paul D. Jacob



                                    /s/ John R. Malloy, Jr.
                                    -----------------------------------
                                    John R. Malloy, Jr.



                                    /s/ Donald S. McCauley
                                    -----------------------------------
                                    Donald S. McCauley

                                    /s/ Robert S. McGaughey
                                    -----------------------------------
                                    Robert S. McGaughey



                                    /s/ Lawrene Silverstein
                                    -----------------------------------
                                    Lawrence Silverstein



                                    /s/ Grant F. Thain
                                    -----------------------------------
                                    Grant F. Thain



                                    /s/ Diane H. Yung
                                    -----------------------------------
                                    Diane H. Yung

                                                                       EXHIBIT A


                         FORM OF AGREEMENT TO BE BOUND


                                     [DATE]


To the Parties to the
       Stockholders Agreement
       dated as of May 19, 1998

Dear Sirs:

          Reference is made to the Stockholders' Agreement dated as of May 19, 1998 (the "Stockholders Agreement"), among P&L Coal Holdings Corporation, a
           ----------------------
Delaware corporation, Lehman Brothers Merchant Banking Partners II L.P., a Delaware limited partnership, Lehman Brothers Offshore Investment Partners II L.P., a Bermuda exempted limited partnership, LB I Group Inc., a Delaware corporation, Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership, Lehman Brothers Capital Partners IV, L.P., a Delaware limited partnership, Lehman Brothers MBG Partners 1998 (A) L.P., a Delaware limited partnership, the other signatories thereto, and each other Stockholder who or which shall become parties to the Stockholders' Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Stockholders Agreement.

          In consideration of the representations, covenants and agreements contained in the Stockholders Agreement, the undersigned hereby confirms and agrees that it shall be bound by all of the provisions thereof.

          This letter shall be construed and enforced in accordance with the laws of the State of New York.

                         Very truly yours,




                         ___________________________________________
                                   [Permitted Transferee]

                                                                       EXHIBIT B


                              REGISTRATION RIGHTS

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          Section 1.1.  Definitions.
          -------------------------

          Terms defined in the Stockholders Agreement, dated as of May 19, 1998, among the Company, the Management Investors and the other parties thereto (the

"Stockholders Agreement"), are used herein as therein defined.  In addition, the
-----------------------
following terms shall have the meanings ascribed to them below:

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Holder" shall mean any Person who is a signatory to the Ownership
           ------
Agreements and the Stockholders Agreement and any Person who shall hereafter acquire and hold Registrable Securities pursuant to the provisions of, and subject to the rights and restrictions set forth in, the Ownership Agreements and the Stockholders Agreement.

          "Piggy-Back Registration" shall mean a Piggy-Back Registration as
           -----------------------
defined in Section 2.1.

          "Registrable Security" shall mean any outstanding share of Common
           --------------------
Stock issued pursuant to the Ownership Agreements or any Option Shares until (i) a registration statement covering such Common Stock has been declared effective by the SEC and such share has been disposed of pursuant to such effective registration statement or (ii) such share is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which it may be sold pursuant to Rule 144(k).

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Selling Holder" shall mean a Holder who is selling Registrable
           --------------
Securities pursuant to a registration statement under the Securities Act.

          "Underwriter" shall mean a securities dealer who purchases any
           -----------
Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.


                                  ARTICLE II
                              REGISTRATION RIGHTS
                              -------------------

          Section 2.1.  Piggy-Back Registration.
          -------------------------------------

          If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account and/or for the account of any of its security holders of any equity security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or a registration statement filed in connection with the Initial Public Offering, an exchange offer or an offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof and shall be delivered to the Company at least two days prior to the anticipated filing date) (a "Piggy-Back
                                                                    ----------
Registration"). The Company shall use its best efforts to cause the managing
-------------
Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that, in such
                                                    --------
event, the Company shall reimburse Holders of Registrable Securities requested to be included in such Piggy-Back Registration for all out-of-pocket expenses (including reasonable counsel fees and expenses) incurred prior to such withdrawal.

          Section 2.2.  Reduction of Offering.
          -----------------------------------

          Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 determine that the offering that the Holders, the Company and/or such other Persons intend to make is such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the Company shall include in such registration: (A) first, the shares, if any, proposed to be registered by the Company for its own account or for the account of any other security holder other than a Holder; and (B) second, an
                                                                  ------
amount of Registrable Securities requested to be included in such registration pursuant to Section 2.1 by any Holder (such amount to be allocated among such Holders in proportion to the number of Registrable Securities held by such Holders).


                                  ARTICLE III
                            REGISTRATION PROCEDURES
                            -----------------------

          Section 3.1.  Filings; Information.
          ----------------------------------

          Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

               (a) The Company will as expeditiously as practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof (it being understood that the Company shall use Form S-3 (or any replacement form) if such form is then available), and use its best efforts to cause such filed registration statement to become effective and thereafter to remain effective for a period of not less than 270 days.

               (b) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, counsel representing any Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing within 5 business days after delivery, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

               (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

               (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States and such other jurisdictions as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally
--------
to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (e) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly make available to each Selling Holder any such supplement or amendment.

               (f) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the intended plan of distribution of the Selling Holders. The Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company or to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders.

               (g) The Company will deliver promptly to each Selling Holder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all
                                                       ----------
financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any
                            -------
governmental authority governing access to classified information, as shall be reasonably necessary to enable them to perform a reasonable and customary due diligence investigation, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided,
                                                         --------
further, that if failing the entry of a protective order or the
-------
waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

               (h) The Company will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holders of Registrable Securities included in such offering or the managing Underwriter, if any, therefor reasonably requests.

               (i) The Company will use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

               (j) The Company will use its best efforts (a) to cause all such Registrable Securities to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc.

               (k) In connection with an underwritten offering, the Company will participate, at its own expense, to the extent reasonably requested by the managing underwriter for the offering or the Selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for primary offerings of equity securities by the Company.

               (l) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company, at the Company's expense, all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

          Section 3.2.  Registration Expenses.
          -----------------------------------

          In connection with any registration statement filed pursuant to
Section 2.1, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"):
                                                    ---------------------
(i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.


                                  ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION
                        --------------------------------

          Section 4.1.  Indemnification by the Company.
          --------------------------------------------

          The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, employees and agents, and each person, if any, who controls such Selling Holder within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Common Stock) to which such Selling Holder, officer, director, employee or agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or any preliminary prospectus or any amendment or supplement thereto relating to the Registrable Securities, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act, or any alleged act or failure to act by any Selling Holder in connection with, or relating in any manner to, the Registrable Securities, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above and shall reimburse each Selling Holder and each such officer, director, employee, agent and controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, officer, director, employee, agent or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as the same are contained in any information furnished in writing to the Company by such Selling Holder expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

          Section 4.2.  Indemnification by Holders of Registrable Securities.
          ------------------------------------------------------------------

          Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of the Securities Act to the same extent as the indemnity from the Company to such Selling Holder pursuant to clauses (i) and (ii) of Section 4.6, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; provided that the
                                                      --------
obligation to indemnify will be individual to each Selling Holder and will be limited to the net amount of proceeds received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2, subject to the proviso in the first sentence of this Section 4.2.

          Section 4.3.  Conduct of Indemnification Proceedings.
          ----------------------------------------------------

          Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of
                                              -----------------
any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party
                             ------------------
in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or
4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall
                                   --------
have the right to employ separate
counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

          Section 4.4.  Contribution.
          --------------------------

          If the indemnification provided for in Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as the Underwriters shall reasonably request based on the proceeds received by each Indemnifying Party as a result of a sale of Registrable Securities.


                                   ARTICLE V
                                 MISCELLANEOUS
                                 -------------

          Section 5.1.  Participation in Underwritten Registrations.
          ---------------------------------------------------------

          No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

          Section 5.2.  Rule 144.
          ----------------------

          The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          Section 5.3.  Restrictions on Public Sale by Holder of Registrable
          ------------------------------------------------------------------
Securities.
----------

          Each Holder of Registrable Securities agrees not to effect any sale or distribution of the securities being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during (i) the 90-day period beginning on, the effective date of any Piggyback Registration for a public offering to be underwritten on a firm commitment basis (except as part of such underwritten registration) and (ii) the 180-day period beginning on the consummation of the Initial Public Offering, unless the investment banks or underwriters managing the public offering otherwise agree.